                    REMARKETING AGREEMENT

            REMARKETING AGREEMENT, dated as of January 28, 1998 (the "Agreement"), among Tyson Foods, Inc., a Delaware corporation (the "Company"), and Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch" and, in its capacity as the remarketing dealer hereunder, the "Remarketing Dealer").

            WHEREAS, the Company has issued $50,000,000 aggregate principal amount of its Floating Rate MandatOry Par Put Remarketed Securities[SM] Due February 1, 2010 (the "MOPPRS")(1), pursuant to an indenture, dated as of June 1, 1995 (the "Indenture"), between the Company and The Chase Manhattan Bank, as trustee (the "Trustee"); and

----------
(1) "Mandatory Par Put Remarketed Securities[SM]" and "MOPPRS[SM]" are service marks owned by Merrill Lynch & Co., Inc.

            WHEREAS, the MOPPRS are being sold initially pursuant to an nderwriting agreement, dated January 28, 1998 (the "Underwriting
Agreement"), between the Company and Merrill Lynch; and

            WHEREAS, the Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 33-58177) under the Securities Act of 1933, as amended (together with the rules and regulations of the Commission thereunder (the "Securities Act")), in connection with the offering of Debt Securities, including the MOPPRS, which registration statement was declared effective by order of the Commission on June 2, 1995, and has filed such amendments thereto and such amended prospectuses as may have been required to the date hereof, and will file such additional amendments thereto and such additional amended prospectuses as may hereafter be required (such registration statement and any amendments thereto including any prospectus relating to the offering of MOPPRS by the Company constituting a part thereof, and all documents incorporated therein by reference, as from time to time amended or supplemented pursuant to the Securities Exchange Act of 1934, as amended (together with the rules and regulations of the Commission thereunder (the "Exchange Act")), the Securities Act, or otherwise, are referred to herein as the "Registration Statement" and the "Prospectus," respectively, except that if any revised prospectus shall be provided to the Remarketing Dealer by the Company for use in connection with the remarketing of the MOPPRS which differs from the Prospectus on file at the Commission at the time the Registration Statement became effective (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) of the Securities Act, the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Remarketing Dealer for such use); and

            WHEREAS, Merrill Lynch is prepared to act as the Remarketing Dealer with respect to the remarketing of the MOPPRS on February 1, 2000 (the "Remarketing Date") pursuant to the terms of, but subject to the conditions set forth in, this Agreement;

            NOW, THEREFORE, for and in consideration of the covenants herein made, and subject to the conditions herein set forth, the parties hereto agree as follows:

            Section 1. Definitions. Capitalized terms used and not defined in this Agreement shall have the meanings assigned to them in the Indenture (including the form of the MOPPRS).

            Section 2. Representations and Warranties. (a) The Company represents and warrants to the Remarketing Dealer as of the date hereof, the Notification Date (as defined below), the Determination Date (as defined below), the Remarketing Date and each date, if any, thereafter, of delivery of MOPPRS in the initial distribution of MOPPRS by the Remarketing Dealer (each such date being hereinafter referred to as a "Representation Date"), that:

                     (i) it has made all the filings with the
            Commission that it is required to make under the Exchange Act (collectively, the "Exchange Act Documents"),

                    (ii) the applicable Remarketing Materials (as
            defined herein) will comply as to form in all material respects with the Exchange Act and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and

                   (iii) the representations and warranties
            contained in the Underwriting Agreement are true and correct with the same force and effect as though expressly made at and as of the date hereof.

        (b) The Company further represents and warrants to the Remarketing Dealer as of each Representation Date as follows:

                     (i)  The financial statements, and the
            related notes thereto, included or incorporated by reference in the Remarketing Materials present fairly the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their consolidated cash flows for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis, and the supporting schedules included or incorporated by reference in the Remarketing Materials present fairly the information required to be stated therein. The pro forma financial statements and the related notes thereto, if any, included or incorporated by reference in the Remarketing Materials present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

               (ii)  Since the respective dates as of which
            information is given in the Remarketing Materials, there has not been any material adverse change, or any development known by the Company (after diligent inquiry) involving a prospective material adverse change, in or affecting the business, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth, incorporated by reference or contemplated in the Remarketing Materials; and except as set forth, incorporated by reference or contemplated in the Remarketing Materials neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) material to the Company and its subsidiaries taken as a whole.

                   (iii)  The Company has been duly incorporated
            and is validly existing as a corporation in good standing under the laws of the state of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Remarketing Materials, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole.

                    (iv) Each of the Company's subsidiaries that constitutes a "significant subsidiary" within the meaning of Rule 1-02 of Regulation S-X of the Commission (the "Material Subsidiaries") has been duly incorporated and is validly existing as a corporation under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Remarketing Materials, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole; and all the outstanding shares of capital stock of each Material Subsidiary of the Company have been duly authorized and validly issued, are fully-paid and non-assessable, and (except in the case of foreign subsidiaries, for directors' qualifying shares) are owned by the Company, directly or indirectly, free and clear of all liens, encumbrances, security interests and claims.

                     (v) This Agreement has been duly authorized, executed and delivered by the Company.

                    (vi) The MOPPRS have been duly authorized and executed by the Company and authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in the Underwriting Agreement and constitute valid and binding obligations of the Company entitled to the benefits provided by the Indenture; the Indenture has been duly authorized and duly qualified under the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Trust Indenture Act"), and constitutes a valid and binding instrument of the Company.

                   (vii)  Neither the Company nor any of its
            Material Subsidiaries is, or with the giving of notice or lapse of time or both would be, in violation of or in default under, its Certificate of Incorporation or By-Laws or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Material Subsidiaries is a party or by which it or any of them or any of their respective properties is bound, except for violations and defaults which individually and in the aggregate are not material to the Company and its subsidiaries taken as a whole or to the holders of the MOPPRS; the issue and sale of the MOPPRS and the performance by the Company of all of its obligations under the MOPPRS, this Agreement, the Underwriting Agreement and the Indenture and the consummation of the transactions herein and therein contemplated (including the issuance and sale of the MOPPRS and the use of the proceeds from the sale of the MOPPRS as described in the Prospectus under the caption "Use of Proceeds") will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default or Repayment Event (as defined below) under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or any of its Material Subsidiaries is a party or by which the Company or any of its Material Subsidiaries is bound or to which any of the property or assets of the Company or any of its Material Subsidiaries is subject, nor will any such action result in any violation of the provisions of the Certificate of Incorporation or the By-Laws of the Company or any Material Subsidiaries or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, its Material Subsidiaries or any of their respective properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue, sale and remarketing of the MOPPRS or the consummation by the Company of the transactions contemplated by this Agreement, the Underwriting Agreement or the Indenture, except such consents, approvals, authorizations, registrations or qualifications as have been obtained under the Securities Act, the Trust Indenture Act and as may be required under state securities or Blue Sky Laws in connection with the purchase and distribution of the MOPPRS by the Remarketing

            Dealer. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Material Subsidiary.

                  (viii) Other than as set forth, incorporated by reference or contemplated in the Remarketing Materials, there are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its Material Subsidiaries is or may be a party or to which any property of the Company or any of its Material Subsidiaries is or may be the subject which, if determined adversely to the Company, could individually or in the aggregate reasonably be expected to have a material adverse effect on the business, financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; and there are no contracts or other documents of a character required to be filed as an exhibit to the Remarketing Materials or required to be described in the Remarketing Materials which are not filed or described as required.

                    (ix) Other than as set forth, incorporated by reference or contemplated in the Remarketing Materials, each of the Company and its Material Subsidiaries is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health or the environment or imposing liability or standards of conduct concerning any Hazardous Material (collectively, "Environmental Laws"), except where such non-compliance with Environmental Laws could not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole. The term "Hazardous Material" means (i) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (ii) any "hazardous waste" as defined by the Resource Conservation and Recovery Act, as amended,
            (iii) any petroleum or petroleum product, (iv) any polychlorinated biphenyl, and (v) any pollutant or contaminant or hazardous, dangerous, or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.

                     (x)  Each of the Company and its Material
            Subsidiaries owns or possesses the right to use the patents, patent licenses, trademarks, service marks, trade names, copyrights and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) (collectively, the "Intellectual Property") reasonably necessary to carry on the business conducted by each as conducted on the date hereof, except to the extent that the failure to own or possess the right to use such Intellectual Property could not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, and, except as set forth or incorporated by reference in the Remarketing Materials, neither the Company nor any Material Subsidiary has received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property, except for notices the content of which if accurate could not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                    (xi) Other than as set forth, incorporated by reference or contemplated in the Remarketing Materials, no labor disputes exist with employees of the Company or of its Material Subsidiaries that could, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                   (xii)  Ernst & Young LLP, who have certified
            certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Securities Act.

                  (xiii)  The Company is not an "investment
            company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment
            Company Act of 1940, as amended.

                   (xiv) Other than as set forth, incorporated by reference or contemplated in the Remarketing Materials, the Company and each of its Material Subsidiaries have all licenses, franchises, permits, authorizations, approvals and orders of and from all governmental and regulatory officials and bodies that are necessary to own or lease and operate their properties and conduct their businesses as described in the Remarketing Materials and that are material in relation to the business of the Company and its subsidiaries taken as a whole.

                    (xv)  The Company has complied with all
            provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida).

                   (xvi)  The MOPPRS are rated A3 by Moody's
            Investor Service, Inc. and A- by Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc. or such other rating as to which the Company shall have most recently notified the Remarketing Dealer pursuant to Section 3(a) hereof.

        (c) Additional Certifications. Any certificate signed by any director or officer of the Company and delivered to the Remarketing Dealer or to counsel for the Remarketing Dealer in connection with the remarketing of the MOPPRS shall be deemed a representation and warranty by the Company to the Remarketing Dealer as to the matters covered thereby.

            Section 3. Covenants of the Company. The Company covenants with the Remarketing Dealer as follows:

        (a) The Company will provide prompt notice by telephone, confirmed in writing (which may include facsimile or other electronic transmission), to the Remarketing Dealer of (i) any notification or announcement by a "nationally recognized statistical rating agency" (as defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act) with regard to the ratings of any securities of the Company, including, without limitation, notification or announcement of a downgrade in or withdrawal of the rating of any security of the Company or notification or announcement of the placement of any rating of any securities of the Company under surveillance or review, including placement on CreditWatch or on Watch List with negative implications, (ii) the occurrence at any time of any event set forth in Sections 9(c)(i), (ii), (v) and (viii) of this Agreement or
(iii) the occurrence during the Remarketing Period (as defined below) of any event set forth in Sections 9(c)(iii) and (vi) of this Agreement.

        (b)  The Company will furnish to the Remarketing Dealer:

           (i) the Registration Statement and the Prospectus relating to the MOPPRS (including in each case any amendment or supplement thereto and each document incorporated therein by reference); and

          (ii)  each Exchange Act Document filed after the date hereof.

       The Company agrees to provide the Remarketing Dealer with as many copies of the foregoing written materials and other Company approved information as the Remarketing Dealer may reasonably request for use in connection with the remarketing of MOPPRS and consents to the use thereof for such purpose.

        (c) If, at any time during the period commencing 15 days prior to the Notification Date to the later of the Remarketing Date or such later date, if any, as Remarketing Material may be delivered in connection with the initial distribution of MOPPRS by the Remarketing Dealer (the "Remarketing Period"), any event or condition known to the Company relating to or affecting the Company, any subsidiary thereof or the MOPPRS shall occur which could reasonably be expected to cause any of the reports, documents, materials or information referred to in paragraph 3(b)(ii) above or any document incorporated therein by reference (collectively, the "Remarketing Materials") to contain an untrue statement of a material fact or omit to state a material fact, the Company shall promptly notify the Remarketing Dealer in writing of the circumstances and details of such event or condition.

        (d) So long as the MOPPRS are outstanding, the Company will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.

        (e) The Company will comply with the Securities Act, the Exchange Act and the Trust Indenture Act so as to permit the completion of the remarketing of the MOPPRS as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the Securities Act to be delivered in connection with sales of the MOPPRS, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Remarketing Dealer or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or file a new registration statement or amend or supplement the Prospectus or issue a new prospectus in order to comply with the requirements of the Securities Act and the Commission's interpretations of the Securities Act, the Company, at its expense, will promptly (i) prepare and file with the Commission such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, or prepare and file any such new registration statement and prospectus as may be necessary for such purpose, (ii) furnish to the Remarketing Dealer such number of copies of such amendment, supplement or other document as the Remarketing Dealer may reasonably request and (iii) furnish to the Remarketing Dealer an officers' certificate, an opinion, including a statement as to the absence of material misstatements in or omissions from the Registration Statement and Prospectus, as amended or supplemented, of counsel for the Company satisfactory to the Remarketing Dealer and a "comfort letter" from the Company's independent accountants, in each case in form and substance reasonably satisfactory to the Remarketing Dealer, of the same tenor as the officers' certificate, opinion and comfort letter, respectively, delivered pursuant to the Underwriting Agreement, but modified to relate to the Registration Statement and Prospectus as amended or supplemented to the date thereof or such new registration statement and prospectus.

        (f) The Company agrees that neither it nor any of its subsidiaries or affiliates shall defease, purchase or otherwise acquire, or enter into any agreement to defease, purchase or otherwise acquire, any of the MOPPRS prior to the remarketing thereof by the Remarketing Dealer, other than pursuant to Section 4(g) or 4(h) of this Agreement.

        (g) Notwithstanding any provision to the contrary set forth in the Indenture, the Company shall (i) use its best efforts to maintain the MOPPRS in book-entry form with The Depository Trust Company ("DTC") or any successor thereto and to appoint a successor depositary to the extent necessary to maintain the MOPPRS in book-entry form, and (ii) waive any discretionary right it otherwise has under the Indenture to cause the MOPPRS to be issued in certificated form.

        (h) The Company will comply with each of the covenants set forth in the Underwriting Agreement.

            Section 4. Appointment and Obligations of the Remarketing Dealer. (a) Unless this Agreement is otherwise terminated in accordance with Section 12 hereof, in accordance with the terms, but subject to the conditions, of this Agreement, the Company hereby appoints Merrill Lynch, and Merrill Lynch hereby accepts such appointment, as the exclusive

Remarketing Dealer with respect to $50,000,000 aggregate principal amount of MOPPRS, subject further to repurchase of the MOPPRS in accordance with clause (g) of this section or redemption of the MOPPRS in accordance with clause (h) of this section.

        (b) It is expressly understood and agreed by the parties hereto that the obligations of the Remarketing Dealer hereunder with respect to the MOPPRS to be remarketed on the Remarketing Date are conditioned on (i) the issuance and delivery of such MOPPRS pursuant to the terms and conditions of the Underwriting Agreement and (ii) the Remarketing Dealer's election on the Notification Date to purchase the MOPPRS for remarketing on the Remarketing Date. It is further expressly understood and agreed by and between the parties hereto that, if the Remarketing Dealer has elected to remarket the MOPPRS pursuant to clause (c) below, the Remarketing Dealer shall not be obligated to set the Interest Rate to Maturity on any MOPPRS, to remarket any MOPPRS or to perform any of the other duties set forth herein at any time after the Notification Date if (i) any of the conditions set forth in clause (a) or (b) of Section 9 hereof shall not have been fully and completely met to the reasonable satisfaction of the Remarketing Dealer, or (ii) any of the events set forth in clause (c) of Section 9 hereof shall have occurred.

        (c) On a Business Day not later than five Business Days prior to the Remarketing Date, the Remarketing Dealer will notify the Company and the Trustee as to whether it elects to purchase the MOPPRS on the Remarketing Date (the "Notification Date"). If, and only if, the Remarketing Dealer so elects, the MOPPRS shall be subject to mandatory tender to the Remarketing Dealer for remarketing on the Remarketing Date, subject to the conditions described herein.

        (d) Subject to the Remarketing Dealer's election to remarket the MOPPRS as provided in clause (c) above, the Interest Rate to Maturity shall be determined by the Remarketing Dealer by 3:30 p.m., New York City time, on the third Business Day immediately preceding the Remarketing Date (the "Determination Date") to the nearest one hundred-thousandth (0.00001) of one percent per annum, and will be equal to the sum of 5.712% (the "Base Rate") plus the Applicable Spread (as defined below), which will be based on the Dollar Price (as defined below) of the MOPPRS.

            The "Applicable Spread" will be the lowest bid indication, expressed as a spread (in the form of a percentage or in basis points) above the Base Rate, obtained by the Remarketing Dealer on the Determination Date from the bids quoted by five Reference Corporate Dealers (as defined below) for the full aggregate principal amount of the MOPPRS at the Dollar Price, but assuming (i) an issue date equal to the Remarketing Date, with settlement on such date without accrued interest, (ii) a maturity date that is the Stated Maturity Date of the MOPPRS, and (iii) a stated annual interest rate that is the Base Rate plus the spread bid by the applicable Reference Corporate Dealer. If fewer than five Reference Corporate Dealers bid as described above, then the Applicable Spread shall be the lowest of such bid indications obtained as described above. The Interest Rate to Maturity announced by the Remarketing Dealer, absent manifest error, shall be binding and conclusive upon the Beneficial Owners and Holders of the MOPPRS, the Company and the Trustee.

            "Dollar Price" means, with respect to the MOPPRS, the present value, as of the Remarketing Date, of the Remaining Scheduled Payments (as defined below) discounted to the Remarketing Date, on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), at the Treasury Rate (as defined below).

            "Reference Corporate Dealers" means each of Chase Securities Inc., Credit Suisse First Boston Corporation, Merrill Lynch, J.P. Morgan Securities Inc. and Salomon Brothers Inc and their respective successors; provided, however, that if any of the foregoing or their affiliates shall cease to be a leading dealer of publicly traded debt securities of the Company in The City of New York (a "Primary Corporate Dealer"), the Remarketing Dealer shall substitute therefor another Primary Corporate Dealer.

            "Treasury Rate" means, with respect to the Remarketing Date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated (on a day count basis) yield to maturity of the Comparable Treasury Issues (as defined below), assuming a price for the Comparable Treasury Issues (expressed as a percentage of its principal amount), equal to the Comparable Treasury Price (as defined below) for the Remarketing Date.

            "Comparable Treasury Issues" means the United States Treasury security or securities selected by the Remarketing Dealer as having an actual or interpolated maturity or maturities comparable to the remaining term of the MOPPRS being remarketed.

            "Comparable Treasury Price" means, with respect to the Remarketing Date, (a) the offer prices for the Comparable Treasury Issues (expressed in each case as a percentage of its principal amount) on the Determination Date, as set forth on "Telerate Page 500" (or such other page as may replace Telerate Page 500), or (b) if such page (or any successor page) is not displayed or does not contain such offer prices on the Determination Date, (i) the average of the Reference Treasury Dealer Quotations for the Remarketing Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Remarketing Dealer obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations. "Telerate Page 500" means the display designated as "Telerate Page 500" on Dow Jones Markets Limited (or such other page as may replace Telerate Page 500 on such service) or such other service displaying the offer prices specified in (a) above as may replace Dow Jones Markets Limited. "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and the Remarketing Date, the offer prices for the Comparable Treasury Issues (expressed in each case as a percentage of its principal amount) quoted in writing to the Remarketing Dealer by such Reference Treasury Dealer by 3:30 p.m., on the Determination Date.

            "Reference Treasury Dealer" means each of Credit Suisse First Boston Corporation, Lehman Brothers Inc., Merrill Lynch, Morgan Stanley & Co. Incorporated and Salomon Brothers Inc and their respective successors; provided, however, that if any of the foregoing or their affiliates shall cease to be a primary U.S. Government securities dealer in The City of New York (a "Primary Treasury Dealer"), the Remarketing Dealer shall substitute therefor another Primary Treasury Dealer.

            "Remaining Scheduled Payments" means, with respect to the MOPPRS, the remaining scheduled payments of the principal thereof and interest thereon, calculated at the Base Rate only, that would be due after the Remarketing Date to and including the Stated Maturity Date; provided, however, that if the Remarketing Date is not an Interest Payment Date with respect to the MOPPRS, the amount of the next succeeding scheduled interest payment thereon, calculated at the Base Rate only, will be reduced by the amount of interest accrued thereon, calculated at the Base Rate only, to the Remarketing Date.

        (e) Subject to the Remarketing Dealer's election to remarket the MOPPRS as provided in clause (c) above, the Remarketing Dealer shall notify the Company, the Trustee and DTC by telephone, confirmed in writing (which may include facsimile or other electronic transmission), by 4:00 p.m., New York City time, on the Determination Date of the Interest Rate to Maturity applicable to the MOPPRS effective from and including the Remarketing Date.

        (f) In the event that the MOPPRS are remarketed as provided herein, the Remarketing Dealer shall make, or cause the Trustee to make, payment to the DTC Participant of each tendering Beneficial Owner of MOPPRS subject to remarketing, by book entry through DTC by the close of business on the Remarketing Date against delivery through DTC of such Beneficial Owner's tendered MOPPRS, of 100% of the principal amount of the tendered MOPPRS that have been purchased for remarketing by the Remarketing Dealer. The Company shall make, or cause the Trustee to make, payment of interest to each Beneficial Owner of MOPPRS due on the Remarketing Date by book entry through DTC by the close of business on the Remarketing Date.

        (g) In the event that (i) the Remarketing Dealer for any reason does not notify the Company of the Interest Rate to Maturity by 4:00 p.m., New York City time, on the Determination Date, or (ii) prior to the Remarketing Date, the Remarketing Dealer has resigned and no successor has been appointed on or before the Determination Date, or (iii) at any time after the Remarketing Dealer elects on the Notification Date to remarket the MOPPRS any event as set forth in Section 9 or Section 12 of this Agreement shall have occurred, or (iv) the Remarketing Dealer for any reason does not elect, by notice to the Company and the Trustee not later than the Notification Date, to purchase the MOPPRS for remarketing on the Remarketing Date, or (v) the Remarketing Dealer for any reason does not purchase all tendered MOPPRS on the Remarketing Date, the Company shall repurchase the MOPPRS as a whole on the Remarketing Date at a price equal to 100 % of the principal amount of the MOPPRS plus all accrued and unpaid interest, if any, on the MOPPRS to the Remarketing Date. In any such case, payment will be made by the Company through the Trustee to the DTC Participant of each tendering Beneficial Owner of MOPPRS, by book-entry through DTC by the close of business on the Remarketing Date against delivery through DTC of such Beneficial Owner's tendered MOPPRS.

        (h) If the Remarketing Dealer elects to remarket the MOPPRS as provided in clause (c) above, then not later than the Business Day immediately preceding the Determination Date, the Company shall notify the Remarketing Dealer and the Trustee if the Company irrevocably elects to exercise its right to redeem the MOPPRS, in whole but not in part, from the Remarketing Dealer on the Remarketing Date at the Optional Redemption Price. The "Optional Redemption Price" shall be the greater of (i) 100% of the principal amount of the MOPPRS and (ii) the sum of the present values of the Remaining Scheduled Payments thereon, as determined by the

Remarketing Dealer, discounted to the Remarketing Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus in either case accrued and unpaid interest from the Remarketing Date on the principal amount being redeemed to the date of redemption. If the Company elects to redeem the MOPPRS, it shall pay the redemption price therefor in same-day funds by wire transfer to an account designated by the Remarketing Dealer on the Remarketing Date.
        (i) The Remarketing Dealer may, in accordance with the terms of the Indenture, modify the tender and settlement procedures set forth in the Indenture in order to facilitate the tender and settlement process.

        (j) The tender and settlement procedures described above, including provisions for payment by purchasers of MOPPRS in the remarketing or for payment to selling Beneficial Owners of tendered MOPPRS, may be modified to the extent required by DTC or, if agreed to by the Remarketing Dealer in accordance with Section 9(c)(viii) of this Agreement, to the extent required to facilitate the tender and remarketing of MOPPRS in certificated form, if the book-entry system is no longer available for the MOPPRS at the time of the remarketing.

            Section 5. Fees and Expenses. Subject to Section 12 of this Agreement, for its services in performing its duties set forth herein, the Remarketing Dealer will not receive any fees or reimbursement of expenses from the Company.

            Section 6. Resignation of the Remarketing Dealer. The Remarketing Dealer may resign and be discharged from its duties and obligations hereunder at any time, such resignation to be effective 10 days after delivery of a written notice to the Company and the Trustee of such resignation. The Remarketing Dealer also may resign and be discharged from its duties and obligations hereunder at any time, such resignation to be effective immediately, upon termination of this Agreement in accordance with Section 12(b) hereof. It shall be the sole obligation of the Company to appoint a successor Remarketing Dealer.

            Section 7. Dealing in the MOPPRS; Purchase of MOPPRS by the Company. (a) Merrill Lynch, when acting as the Remarketing Dealer or in its individual or any other capacity, may, to the extent permitted by law, buy, sell, hold and deal in any of the MOPPRS. Merrill Lynch, as Holder or Beneficial Owner of the MOPPRS, may exercise any vote or join as a Holder or Beneficial Owner, as the case may be, in any action which any Holder or Beneficial Owner of MOPPRS may be entitled to exercise or take pursuant to the Indenture with like effect as if it did not act in any capacity hereunder. The Remarketing Dealer, in its capacity either as principal or agent, may also engage in or have an interest in any financial or other transaction with the Company as freely as if it did not act in any capacity hereunder.

        (b) The Company may purchase MOPPRS in the remarketing, provided that the Interest Rate to Maturity established with respect to MOPPRS in the remarketing is not different from the Interest Rate to Maturity that would have been established if the Company had not purchased such MOPPRS.

            Section 8. Information. (a) The Company agrees to furnish to the Remarketing Dealer: (i) copies of each report or other document mailed or filed by the Company with the Commission including the Registration Statement and the Prospectus relating to the MOPPRS (including in each case any documents incorporated therein by reference), (ii) notice of the occurrence of any of the events set forth in clauses (c)(i), (ii), (v) and
(viii) of Section 9 hereof, and (iii) during the Remarketing Period, notice of the occurrence of any of the events set forth in clauses (c)(iii) and
(vi) of Section 9 hereof and such other information as the Remarketing Dealer may reasonably request from time to time, in such form as the Remarketing Dealer may reasonably request, including, but not limited to, the financial condition of the Company or any material subsidiary thereof. The Company agrees to provide the Remarketing Dealer with as many copies of the foregoing materials and information as the Remarketing Dealer may reasonably request for use in connection with the remarketing and consents to the use thereof for such purpose.

        (b) If, at any time during the Remarketing Period, any event or condition known to the Company relating to or affecting the Company, any subsidiary thereof or the MOPPRS shall occur which might cause any of the Remarketing Materials to include an untrue statement of a material fact or omit to state a material fact, the Company shall promptly notify the Remarketing Dealer in writing of the circumstances and details of such event or condition.

            Section 9.  Conditions to Remarketing Dealer's Obligations.
The obligations of the Remarketing Dealer under this Agreement have been undertaken in reliance on, and shall be subject to, (a) the due performance in all material respects by the Company of its obligations and agreements as set forth in this Agreement and the accuracy of the representations and warranties in this Agreement and any certificate delivered pursuant hereto,
(b) the due performance in all material respects by the Company of its obligations and agreements set forth in, and the accuracy in all material respects as of the dates specified therein of the representations and warranties contained in, the Underwriting Agreement, and (c) the further condition that none of the following events shall have occurred after the Remarketing Dealer elects on the Notification Date to remarket the MOPPRS:

                     (i) the rating of any securities of the
            Company shall have been down-graded or put under surveillance or review, including being put on CreditWatch or Watch List with negative implications, or withdrawn by a nationally recognized statistical rating agency;

                     (ii) without the prior written consent of the
            Remarketing Dealer, the Indenture (including the MOPPRS) shall have been amended in any manner, or otherwise contain any provision not contained therein as of the date hereof, that in either case in the judgment of the Remarketing Dealer materially changes the nature of the MOPPRS or the remarketing procedures (it being understood that, notwithstanding the provisions of this clause (ii), the Company shall not be prohibited from amending the Indenture);

                    (iii) trading in any securities of the Company
            shall have been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market shall have been suspended or materially limited, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices shall have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or if a banking moratorium shall have been declared by either Federal or New York authorities;

                     (iv) there shall have occurred any material
            adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Remarketing Dealer, impracticable to remarket the MOPPRS or to enforce contracts for the sale of the MOPPRS;

                      (v) an Event of Default (as defined in the
            Indenture), or any event which, with the giving of notice or passage of time, or both, would constitute an Event of Default, with respect to the MOPPRS shall have occurred and be continuing;

                     (vi) a material adverse change in the
            condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, shall have occurred since the Notification Date or since the respective dates as of which information is given in the Exchange Act Documents;

                    (vii) if a prospectus is required under the
            Securities Act to be delivered in connection with the remarketing of the MOPPRS, the Company shall fail to furnish to the Remarketing Dealer on the Remarketing Date the officers' certificate, opinion and comfort letter referred to in Section 3(e) of this Agreement and such other documents and opinions as counsel for the Remarketing Dealer may reasonably require for the purpose of enabling such counsel to pass upon the sale of MOPPRS in the remarketing as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; or

                   (viii) the MOPPRS are not maintained in book-
            entry form with DTC or any successor thereto; provided, that the Remarketing Dealer, in its sole discretion and subject to receipt of an opinion of counsel for the Company reasonably satisfactory to the Remarketing Dealer, may waive the foregoing condition if in the Remarketing Dealer's judgment the Indenture and the MOPPRS can be amended, and they are amended, so as to permit the remarketing of the MOPPRS in certificated form and otherwise as contemplated herein;

      and the Remarketing Dealer shall have received on the Remarketing Date a certificate of the chief executive officer and of the chief financial officer of the Company, dated as of the Remarketing Date, to the effect that (i) the representations and warranties in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Remarketing Date, (ii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Remarketing Date and (iii) none of the events specified in the preceding clause (c) has occurred.

        (d) In furtherance of the foregoing, the effectiveness of the Remarketing Dealer's election on the Notification Date to remarket the MOPPRS shall be subject to the condition that the Remarketing Dealer shall have received a certificate of the chief executive officer, chief financial officer or the treasurer of the Company, dated as of the Notification Date, to the effect that (i) the Company has, prior to the Remarketing Dealer's election on the Notification Date to remarket the MOPPRS, provided the Remarketing Dealer with notice of all events as required under Section 3(a) of this Agreement, (ii) the representations and warranties in this Agreement are true and correct at and as of the Notification Date and (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Notification Date. Such certificate shall be delivered by the Company to the Remarketing Dealer as soon as practicable following notification by the Remarketing Dealer to the Company on the Notification Date of its election to remarket the MOPPRS and in any event prior to the Determination Date.

            In the event of the failure of any of the foregoing conditions, the Remarketing Dealer may terminate its obligations under this Agreement.

            Section 10. Indemnification. (a) The Company agrees to indemnify and hold harmless the Remarketing Dealer and its officers, directors and employees and each person, if any, who controls the Remarketing Dealer within the meaning of Section 20 of the Exchange Act as follows:

                     (i) against any loss, liability, claim,
            damage and expense whatsoever, as incurred, arising out of,
            (A) the failure to have an effective registration statement under the Securities Act relating to the MOPPRS, if required, or the failure to satisfy the prospectus delivery requirements of the Securities Act because the Company failed to provide the Remarketing Dealer with an updated Prospectus for delivery, if required, or (B) any untrue statement or alleged untrue statement of a material fact contained in any of the Remarketing Materials (including any incorporated documents), or (C) the omission or alleged omission therefrom of a material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, or (D) any violation by the Company of, or any failure by the Company to perform any of its obligations under, this Agreement, or (E) the acts or omissions of the Remarketing Dealer in connection with its duties and obligations to determine the Interest Rate to Maturity hereunder except those that are finally judicially determined to be due to its gross negligence or willful misconduct;

                    (ii) against any and all loss, liability,
            claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever arising out of, or based upon, any of items (A) through (E) in clause (i) above; provided that (subject to clause (d) below) such settlement is effected with the written consent of the Company, which consent shall not be unreasonably withheld; and

                   (iii) against any and all expense whatsoever,
            as incurred (including the fees and disbursements of counsel chosen by the Remarketing Dealer), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever arising out of, or based upon, any of items
            (A) through (E) in clause (i) above to the extent that any such expense is not paid under (i) or (ii) above;

            provided, however, that the foregoing indemnity shall not apply to any losses, liabilities, claims, damages and expenses to the extent arising out of any untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Remarketing Dealer expressly for use in the Remarketing Materials.

        (b) The Remarketing Dealer agrees to indemnify and hold harmless the Company, its directors and each of its officers who signed the Registration Statement, from and against any loss, liability, claim, damage and expense, as incurred, but only with respect to untrue statements or omissions made in the Remarketing Materials in reliance upon and in conformity with information furnished to the Company in writing by the Remarketing Dealer expressly for use in such Remarketing Materials. The indemnity agreement in this paragraph shall extend upon the same terms and conditions to each person, if any, who controls the Company within the meaning of Section 20 of the Exchange Act.

        (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to clause (a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to clause
(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 10 or Section 11 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent
(i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission or fault, culpability or a failure to act by or on behalf of any indemnified party.

        (d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by clause (a) (ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request,
(ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

        (e) The indemnity agreements contained in this Section 10 shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Remarketing Dealer, and shall survive the termination or cancellation of this Agreement and the remarketing of any MOPPRS hereunder.

            Section 11. Contribution. If the indemnification provided for in Section 10 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Remarketing Dealer on the other hand from the remarketing of the MOPPRS pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Remarketing Dealer on the other hand in connection with the acts, failures to act, statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

            The relative benefits received by the Company on the one hand and the Remarketing Dealer on the other hand in connection with the remarketing of the MOPPRS pursuant to this Agreement shall be deemed to be in the same respective proportions as (i) the aggregate principal amount of the MOPPRS, and (ii) the aggregate positive difference, if any, between the price paid by the Remarketing Dealer for the MOPPRS tendered on the Remarketing Date and the price at which the MOPPRS are sold by the Remarketing Dealer in the remarketing.

            The relative fault of the Company on the one hand and the Remarketing Dealer on the other hand shall be determined by reference to, among other things, the responsibility hereunder of the applicable party for any act or failure to act relating to the losses, liabilities, claims, damages or expenses incurred or, in the case of any losses, liabilities, claims, damages or expenses arising out of any untrue or alleged untrue statement of a material fact contained in any of the Remarketing Materials or the omission or alleged omission to state a material fact therefrom, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Remarketing Dealer and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

            The Company and the Remarketing Dealer agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 11. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 11 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such act or failure to act or untrue or alleged untrue statement or omission or alleged omission.

            Notwithstanding the provisions of this Section 11, the Remarketing Dealer shall not be required to contribute any amount in excess of the amount by which the total price at which the MOPPRS remarketed by it and resold to the public were sold to the public exceeds the amount of any damages which the Remarketing Dealer has otherwise been required to pay by reason of any act or failure to act for which it is responsible hereunder or any untrue or alleged untrue statement or omission or alleged omission.

            No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            For purposes of this Section 11, each person, if any, who controls the Remarketing Dealer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Remarketing Dealer, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

            Section 12. Termination of Remarketing Agreement or Redetermination of Interest Rate to Maturity. (a) This Agreement shall terminate as to the Remarketing Dealer on the effective date of the resignation of the Remarketing Dealer pursuant to Section 6 hereof or the repurchase of the MOPPRS by the Company pursuant to Section 4(g) hereof or the redemption of the MOPPRS by the Company pursuant to Section 4(h) hereof.

        (b) In addition, the Remarketing Dealer may terminate all of its obligations under this Agreement immediately by notifying the Company and the Trustee of its election to do so, at any time on or before the Remarketing Date, in the event that: (i) any of the conditions referred to or set forth in Section 9(a) or (b) hereof have not been met or satisfied in full, (ii) any of the events set forth in Section 9(c) shall have occurred after the Remarketing Dealer elects on the Notification Date to remarket the MOPPRS or (iii) the Remarketing Dealer reasonably determines after consultation with the Company, that it shall not have received all of the information, whether or not specifically referenced herein, necessary to fulfill its obligations under this Agreement.

        (c) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party, except that, in the case of termination pursuant to Section 12(b) of this Agreement, the Company shall reimburse the Remarketing Dealer for all of its out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Remarketing Dealer, and except further as set forth in
Section 12(d) below. Sections 1, 10, 11, 12(c) and 12(d) shall survive such termination and remain in full force and effect.

        (d) In the case of either (i) termination of this Agreement pursuant to Section 12(b) or (ii) termination of this Agreement due to the occurrence, prior to the Remarketing Dealer's election on the Notification Date to remarket the MOPPRS, of any event set forth in Section 9(c)(ii),
(v) or (viii), upon the request of the Remarketing Dealer, the Company shall immediately following the Call Price Determination Date (as defined below) pay the Remarketing Dealer, in same-day funds by wire transfer to an account designated by the Remarketing Dealer, the fair market value, calculated as set forth below, of the Remarketing Dealer's right to purchase and remarket the MOPPRS pursuant to this Agreement (the "Call Price").

            In the case of termination of this Agreement pursuant to
Section 12(b), the Call Price shall be equal to the excess of (i) the present value of the Remaining Scheduled Payments determined as provided in
Section 4 over (ii) the aggregate principal amount of the MOPPRS.

            In the case of the occurrence, prior to the Remarketing Dealer's election on the Notification Date to remarket the MOPPRS, of any event set forth in Section 9(c)(ii), (v) or (viii), the Call Price shall be determined in good faith by the Remarketing Dealer in the following manner. The Remarketing Dealer, with the consent of the Company, which consent shall not be unreasonably withheld, shall select five reference market dealers. The Remarketing Dealer shall request each reference market dealer to provide a quotation, as of the same time and date, of the value of the Call Price, determined on a commercially reasonable basis by reference, among other factors, to the formulation described in the preceding paragraph. The Call Price shall be equal to the average of the three quotations remaining after disregarding the highest and lowest of such quotations. If fewer than five quotations are obtained, the average of the quotations obtained shall be used.

            The Remarketing Dealer shall determine the applicable Call Price on the Business Day immediately following the date of termination or as soon as practicable thereafter (the "Call Price Determination Date").

The Remarketing Dealer shall promptly notify the Company of the Call Price Determination Date and the Call Price by telephone, confirmed in writing (which may include facsimile or other electronic transmission). The Call Price, absent manifest error, shall be binding and conclusive upon the parties hereto.

        (e) This Agreement shall not be subject to termination by the Company.

            Section 13. Remarketing Dealer Performance, Duty of Care. The duties and obligations of the Remarketing Dealer shall be determined solely by the express provisions of this Agreement and the Indenture. No implied covenants or obligations of or against the Remarketing Dealer shall be read into this Agreement or the Indenture. In the absence of bad faith on the part of the Remarketing Dealer, the Remarketing Dealer may conclusively rely upon any document furnished to it, which purports to conform to the requirements of this Agreement and the Indenture, as to the truth of the statements expressed in any of such documents. The Remarketing Dealer shall be protected in acting upon any document or communication reasonably believed by it to have been signed, presented or made by the proper party or parties. The Remarketing Dealer shall incur no liability to the Company in its individual capacity or as Remarketing Dealer for any action or failure to act in connection with the determination of the Interest Rate to Maturity, except as a result of gross negligence or willful misconduct on its part.

            Section 14. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE.

            Section 15. Term of Agreement. Unless otherwise terminated in accordance with the provisions hereof, this Agreement shall remain in full force and effect from the date hereof until the earlier of the first day thereafter on which no MOPPRS are outstanding or the completion of the remarketing of the MOPPRS. Regardless of any termination of this Agreement pursuant to any of the provisions hereof, the obligations of the Company pursuant to Sections 10, 11 and 12 hereof shall remain operative and in full force and effect until fully satisfied.

            Section 16. Successors and Assigns. The rights and obligations of the Company hereunder may not be assigned or delegated to any other person without the prior written consent of the Remarketing Dealer, except that the rights and obligations of the Company may be assigned and delegated to any successor of the Company permitted by Article 5 of the Indenture. The rights and obligations of the Remarketing Dealer hereunder may not be assigned or delegated to any other person without the prior written consent of the Company. This Agreement shall inure to the benefit of and be binding upon the Company and the Remarketing Dealer and their respective successors and assigns, and will not confer any benefit upon any other person, partnership, association or corporation other than, persons, if any, controlling the Remarketing Dealer within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act, or any indemnified party to the extent provided in Section 10 hereof, or any person entitled to contribution to the extent provided in Section 11 hereof. The terms "successors" and "assigns" shall not include any purchaser of any MOPPRS merely because of such purchase.


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
      Section 17. Headings. Section headings have been inserted in this Agreement as a matter of convenience of reference only, and it is agreed that such section headings are not a part of this Agreement and will not be used in the interpretation of any provisions of this Agreement.

            Section 18. Severability. If any provision of this Agreement shall be held or deemed to be or shall, in fact, be invalid, inoperative or unenforceable as applied in any particular case in any or all jurisdictions because it conflicts with any provision of any constitution, statute, rule or public policy or for any other reason, such circumstances shall not have the effect of rendering the provision in question invalid, inoperative or unenforceable in any other case, circumstance or jurisdiction, or of rendering any other provision or provisions of this Agreement invalid, inoperative or unenforceable to any extent whatsoever.

            Section 19. Counterparts. This Agreement may be executed in several counterparts, each of which shall be regarded as an original and all of which shall constitute one and the same document.

            Section 20. Amendments. This Agreement may be amended by any instrument in writing signed by each of the parties hereto so long as this Agreement as amended is not inconsistent with the Indenture in effect as of the date of any such amendment.

            Section 21. Notices. Unless otherwise specified, any notices, requests, consents or other communications given or made hereunder or pursuant hereto shall be made in writing (which may include facsimile or other electronic transmission) and shall be deemed to have been validly given or made when delivered or mailed, registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

        (a)  to the Company:

          Tyson Foods, Inc.
          2210 West Oaklawn Drive
          Springdale, Arkansas 72762-6999

          Attention: David Van Bebber
          Facsimile No.: (501) 290-7967

        (b)  to Merrill Lynch:

          Merrill Lynch, Pierce, Fenner & Smith Incorporated
          North Tower
          World Financial Center
          New York, New York 10281-1201
          Attention: Scott Primrose; Barry Wittlin
          Facsimile Nos.: (212) 449-2234; (212) 449-8920

or to such other address as the Company or the Remarketing Dealer shall specify in writing.







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

         IN WITNESS WHEREOF, each of the Company and the Remarketing Dealer has caused this Remarketing Agreement to be executed in its name and on its behalf by one of its duly authorized officers as of the date first above written.


                                TYSON FOODS, INC.


                                By  /s/ Leland Tollett
                                   ------------------------
                                Name:   Leland Tollett
                                Title:  Chairman of the Board of Directors
                                          and Chief Executive Officer


                                MERRILL LYNCH, PIERCE, FENNER
                                & SMITH INCORPORATED


                                By  /s/ Michael G. O'Grady
                                   ----------------------------
                                Name:   Michael G. O'Grady
                                Title:


































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